December 10, 2024

Better Choice Company Increases Capital Stock Distribution of Halo as Part of the SRx Health Transaction from an 8% to 17% Dividend

TAMPA, Fla., Dec. 10, 2024 (GLOBE NEWSWIRE) -- Better Choice Company (NYSE: BTTR) ("Better Choice" or "the Company"), a pet health and wellness company, today announced that as part of the acquisition of SRx Health Solutions Inc. ('SRx Health'), a leading provider of innovative healthcare solutions, the capital stock distribution of Halo, Purely for Pets, Inc. has increased from an 8% to 17% dividend. The closing of the transaction is subject to customary closing conditions, including the receipt of required shareholder approvals from SRx Health and Better Choice. The transaction is expected to close during the first quarter of 2025.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier, and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet's health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

About SRX Health

SRx operates as a Canadian healthcare service provider specializing in the Specialty Pharmacy segment of the pharmaceutical industry. Distinguishing itself as a National Specialty Pharmacy provider, SRx concentrates on overseeing a patient's healthcare journey, spanning from acute pharmaceutical needs to chronic and rare disease management. This unique focus positions SRx to deliver a more holistic and integrated solution, catering to the requirements of both patients and key healthcare stakeholders. Our all-encompassing end-to-end offerings include wholesale/distribution facilities, patient support programs, infusion clinics, retail pharmacies, co-designed clinical programs, clinical trials, and diagnostic services.

Our strategic growth plan is forward-thinking and revolves around fostering increased collaboration with pharmaceutical manufacturers and prescribers. With a specific emphasis on the expanding market of chronic and rare diseases, we target specialty drugs associated with closed and limited distribution networks. The objective is to broaden their distribution and improve accessibility. Our overarching goal is to elevate our current presence from 34 to 100 specialty pharmacy locations across mid-sized population centers throughout Canada, thereby enhancing the scope of healthcare services and establishing new industry benchmarks. In the subsequent phase of SRx's evolution, we aim to extend our reach beyond the borders of Canada. Leveraging our comprehensive approach, we aspire to simplify healthcare on a global scale. For more information on SRx, please visit **https://www.srxhealth.ca**.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com

BETTER CHOICE COMPANY

Source: Better Choice Company Inc.